UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Definitive Merger Agreement

On September 9, 2022, Ra Medical Systems, Inc., a Delaware corporation (the “Company” or “Ra Medical”), and Catheter Precision Inc., a privately-held Delaware corporation (“Catheter”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Catheter, Rapid Merger Sub 1, Inc., a newly-created wholly-owned subsidiary of the Company (“First Merger Sub”), and Rapid Merger Sub 2, LLC, a newly-created wholly owned subsidiary of the Company (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the First Merger Sub will merge with and into Catheter, with Catheter being the surviving corporation (the “First Merger Surviving Company”) and a wholly-owned subsidiary of the Company (the “First Effective Time”), and then, immediately following the First Effective Time, and as part of the same overall transaction, the First Merger Surviving Company will merge with and into the Second Merger Sub (the “Second Effective Time”), with the Second Merger Sub being the surviving limited liability company (the “Second Merger Surviving Company”) (such transactions collectively, the “Merger”, with the Company following the Merger being referred to herein as the “Post-Merger Combined Company”). The Boards of Directors of the Company and Catheter have both approved the Merger.

Catheter Precision has three product areas that it intends to pursue. Its lead product, named VIVO™ (an acronym for View Into Ventricular Onset) is an FDA-cleared and CE Mark product that utilizes non-invasive inputs to locate the origin of ventricular arrhythmias, and, through its use, the physician can identify patients for invasive catheter ablation, and with those patients, reduce the amount of time in the invasive procedure. Ventricular arrhythmias include ventricular tachyarrhythmias and premature ventricular arrhythmias, diseases which affect millions of patients that are not well treated today. While much past growth in the electrophysiology market has been for atrial fibrillation, Catheter Precision believes that ventricular arrhythmias represent a large growth area moving forward. It also intends to pursue a second generation of Amigo®, a robotic arm previously cleared by both FDA and CE, which serves as a catheter control device that can be remotely controlled outside of the procedure room.  Catheter Precision has demonstrated that patient outcomes could potentially be enhanced by utilization of this device.  Catheter Precision is working toward a third product release in the first half of 2023, which is a vessel closure device that would assist in the closure of the insertion site of the percutaneous catheter or other device used within the body. It is estimated that the worldwide market for this closure assist device is over one million procedures per year.

Immediately upon the First Effective Time, each share of Catheter Common Stock issued and outstanding immediately prior to the First Effective Time (subject to certain exclusions set forth in the Merger Agreement) will be converted into and represent the right to receive, a number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Company Common Stock”), equal to the Exchange Ratio (as defined in the Merger Agreement), following the conversion of certain Catheter indebtedness (consisting of certain convertible promissory notes (the “Catheter Notes”) representing an aggregate principal amount of $25,465,000) pursuant to the Debt Settlement Agreements (as defined in the Merger Agreement) into shares of company Common Stock, at a conversion price equal to seventy five percent (75%) of the lower of the following: (x) the last closing sale price per share for the Company’s Common Stock prior to 4:00 p.m. (New York City time) on the last Trading Day (as defined in the Merger Agreement) prior to the Closing Date (as defined in the Merger Agreement), as reported by Bloomberg (as defined in the Merger Agreement); or (y) the average of the last closing sale price per share for the Company’s Common Stock prior to 4:00 p.m. (New York City time) on each of the five (5) consecutive full Trading Days ending on the last Trading Day immediately prior to such Closing Date, and the assumption of Catheter Options (as defined below). Because the conversion price of the Catheter Notes depends upon future stock prices for the Company’s common stock, and because the merger consideration will be used to pay down the Catheter Notes prior to any distribution to Catheter equityholders, the amount of merger consideration that will become payable to Catheter stockholders, if any, is not yet known.  In exchange for the forgiveness of the interest accrued but remaining unpaid under the Catheter Notes, under the terms of the Debt Settlement Agreements the holders of Catheter Notes would also be entitled to receive certain royalty rights which would equal, in aggregate 12% per year on Net Sales, if any, of Catheter’s vessel closure device, which is currently under development by Catheter.  For further information regarding the Debt Settlement Agreements, see Catheter’s Management’s Discussion and Analysis filed herewith as Exhibit 99.3.  Entry into the Debt Settlement Agreements is a condition to the Merger.

As a result of the Merger, (i) Catheter would merge into Second Merger Sub and become a wholly-owned subsidiary of the Company; (ii) upon Closing of the Merger, (A) stakeholders in Catheter immediately prior to the Merger, including Catheter stockholders, the Noteholders and Option holders, would, immediately following Closing, own approximately 79.37% of the economic value of the Post-Merger Combined Company, subject to downwards adjustment as provided in the Merger Agreement to the extent that, and by the amount in which, the Company delivers Net Cash (as defined in the Merger Agreement) greater than $8,000,000; and (B) the Company’s stockholders (together with the holders of any convertible instruments including options and warrants that may be in the money at the time of Closing) immediately prior to the Merger would own approximately 20.63% of the Post-Merger Combined Company as of such time, subject to upwards adjustment as provided in the Merger Agreement to the extent that, and by the amount in which, the Company delivers Net Cash (as defined in the Merger Agreement) greater than $8,000,000; and (iii) the Second Merger Sub, to be renamed Catheter Precision LLC and which will be wholly-owned by the Post-Merger Combined Company will assume all of Catheter’s assets and liabilities and be the operating entity focused on the current business of Catheter going forward. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger will be treated by the Company as a reverse merger under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, Catheter is considered to be acquiring the Company in this transaction, and its historical financial statements will be those of the Post-Merger Combined Company following the Merger.

In connection with the Merger, the Company would assume all outstanding options to purchase Catheter Common Stock (“Catheter Options”) whereby immediately prior to the First Effective Time, Catheter Options would cease to represent a right to acquire shares of Catheter Common Stock and would be assumed and converted, at the First Effective Time, into an option to purchase shares of Company Common Stock (such options once assumed and converted, the “Assumed Options”). Certain indebtedness of Catheter that is not converted into shares of Company Common Stock as a result of the Merger will instead be assumed by the Company in connection with the Merger (the “Additional Debt”), as described in Catheter’s Management’s Discussion and Analysis filed herewith as Exhibit 99.3.

The Merger Agreement provides that the Board of Directors of the Post-Merger Combined Company will consist of David Jenkins and four other directors. Immediately following, and contingent upon the Merger, David Jenkins will join the Company as Executive Chairman and Chief Executive Officer.  Messrs. Jonathan Will McGuire, the current CEO, and Brian Conn, the current interim CFO, have agreed to remain with the Company through the closing of the Merger.  It is a closing condition that Mr. Jenkins will become Executive Chair and receive a compensation package to be negotiated, which will include a base salary of $300,000.  Mr. Jenkins’ appointment to the Board of Directors and his role as Executive Chairman and Chief Executive Officer, together with his compensation package, are subject to approval by the Compensation Committee of the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors.

The closing of the Merger is subject to satisfaction or waiver of certain conditions including, among others, (a) Catheter shall have delivered the PPM/Joint Information Statement (as defined in the Merger Agreement) to any Catheter securityholders anticipated to receive shares of Company Common Stock pursuant to the Merger or who are entitled to receive notice that the Catheter stockholders have acted by written consent in lieu of a meeting to approve the Merger and the transactions contemplated by the Merger Agreement, if and when such approval is obtained, and informing all Catheter stockholders that any stockholder who has not approved the Merger is entitled to appraisal rights pursuant to Section 262(d)(2) of the Delaware General Corporate Law, (b) no law or order preventing the closing of the Merger and the related transactions, (c) the HHS Confirmation (as defined in the Merger Agreement) shall continue to be in effect and certain requirements regarding outstanding litigation shall be satisfied, (d) the Company furnishing Net Cash greater than $8,000,000, (e) the entry into the Executive Chairman Agreement (as defined in the Merger Agreement) pursuant to which David Jenkins shall be appointed to the Board of Directors of the Company and shall be paid an annual salary of $300,000, (f) the last closing sale price of the Company’s Common Stock prior to 4:00 p.m. (New York City time) on the last Trading Day (as defined in the Merger Agreement) prior to the Closing is equal to or greater than $0.09, and the average of the last closing sale price of the Company’s Common Stock prior to 4:00 p.m. (New York City time) on each of the five (5) consecutive full Trading Days prior to the Closing is equal to or greater than $0.09, in each case as adjusted for the Reverse Stock Split (as defined in the Merger Agreement), (g) other than the letter dated August 31, 2022 from the NYSE American LLC, the Company shall not have received correspondence from the NYSE American or the staff thereof relating to the delisting, or maintenance of listing, of the Company’s Common Stock on the NYSE American, and Catheter shall have received assurance in form and substance satisfactory to Catheter that the transactions contemplated by the Merger Agreement will not cause the Company to be delisted from the NYSE American, (h) Catheter shall have entered into a Debt Settlement Agreement with each of the holders of Catheter Notes, (i) lock-up agreements have been entered into by and among the Company, Catheter, and certain persons who are directors, officers and/or significant stockholders of either Parent or the Company, (j) the Company shall have sublet or terminated the lease with respect to its corporate headquarters and manufacturing facility, (k) Catheter and the Company shall have received the approval from their respective stockholders necessary to approve the Merger and the transactions contemplated by the Merger Agreement, (l) that the Company has entered into release agreements with certain of its officers and employees relating to existing change of control and severance agreements, and (m) each of the representations and warranties of the Company and Catheter set forth in the Merger Agreement shall have been true as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), in each case, except where the failure to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have a Parent Material Adverse Effect (as defined in the Merger Agreement) with respect to Parent, or a Material Adverse Effect (as defined in the Merger Agreement) with respect to Catheter.

The Merger Agreement contains certain customary termination rights, including, (a) the right of the parties to terminate the Merger Agreement by mutual written consent, (b) the right of either party to terminate the Merger Agreement if the Merger has not occurred by December 31, 2022, (c) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions, (d) the right of Catheter to terminate the Merger Agreement if any of the closing conditions are not capable of being satisfied, and (e) the right of either party to terminate the Merger Agreement if a court of competent jurisdiction or other governmental body issues a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and related transactions.

Pursuant to the terms of the Merger Agreement, the Company is obligated to take any and all additional action necessary under applicable law to call, give notice of and hold a meeting of its stockholders, using commercially reasonable efforts to hold such stockholder meeting within sixty (60) days of the date of the Merger Agreement, to consider and vote to approve, among other matters, (a) the Merger, and (b) the issuance of the shares of Company Common Stock pursuant to the terms of the Merger Agreement (collectively, the “Parent Stockholder Matters”). In connection with the Merger, the Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), with respect to the Parent Stockholder Matters (the “Proxy Statement”).

The Company is also obligated to use commercially reasonable efforts to file a registration statement covering the resale of the shares of the Company Common Stock issuable pursuant to the Merger Agreements no later than sixty (60) days following the Closing Date and cause the registration statement to become effective no later than ninety (90) days after the filing of such registration statement. Furthermore, the Company is obligated to file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of the Company’s Common Stock subject to the Assumed Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed Options remain outstanding and are required to be registered. The Company is also obligated to use reasonable efforts to raise sufficient funds to enable it to satisfy the requirement that it provide Net Cash greater than $8,000,000 at Closing.

The Board of Directors of the Company has approved the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

In connection with the Merger and transactions contemplated by the Merger Agreement, the Company is filing herewith certain information relating to Catheter and its business, including Catheter’s financial statements, business discussion and management’s discussion and analysis.  Specifically: (i) further information about Catheter’s standalone business, prospects, financial condition, results of operations and opportunities are described in “Catheter Precision Summary Description of Business” included as Exhibit 99.2 and “Catheter Precision Management’s Discussion and Analysis” included as Exhibit 99.3; (ii) certain audited financial statements of Catheter as of and for the  years ended December 31, 2021 and December 31, 2020 (the “Catheter Audited Financial Statements”), the unaudited financial statements of Catheter as of and for the six-month periods ended June 30, 2022 and June 30, 2021 (the “Catheter Unaudited Financial Statements and together with the Catheter Audited Financial Statements, the “Catheter Financial Statements”), and the unaudited pro forma combined financial information of the combined company as of June 30, 2022 and for the periods ended December 31, 2021 and June 30, 2022 (the “Pro Forma Financial Information”, and collectively with the Catheter Financial Statements, the “Financial Information”) are attached hereto as Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively, and incorporated herein by reference; and (iii) certain other risk factors relating to the Merger and Catheter’s standalone business, prospects and opportunities, and Catheter are set forth under “Risk Factors -- Risks Related to the Merger with Catheter Precision” and “Risk Factors – Risks Related to the Business of Catheter Precision,” which are attached hereto as Exhibit 99.7 and Exhibit 99.8, respectively, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Catheter. The Merger Agreement contains representations, warranties and covenants that the Company and Catheter made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Catheter and may be subject to important qualifications and limitations agreed to by the Company and Catheter in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the Company and Catheter rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.  In addition, the parties have the right to waive or modify certain key closing conditions of the Merger Agreement, including the minimum stock price condition, and these conditions should not be interpreted as representations or covenants by either or both of the parties.

Support Agreements

In connection with the execution of the Merger Agreement, the Company entered into stockholder support agreements (the “Support Agreements”) with the Company’s directors, officers and certain stockholders of the Company. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Parent Stockholder Matters.

Lock-Up Agreements

Each of the directors and officers of the Company, and certain stockholders of the Company and Catheter shall have entered into Lock-Up Agreements that are continuing in effect upon the Closing of the Merger, pursuant to which such officers, directors and stockholders accepted certain restrictions on transfers of any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock held by such officer, director or stockholder during the period commencing upon (i) with respect to Company stockholders, officers and directors, the execution and delivery of the Merger Agreement, and (ii) with respect to Catheter stockholders, officers and directors, the closing of the Merger, and ending on the date that is 180 days after the date of closing of the Merger.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Company Common Stock are being offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

The shares of Company Common Stock issuable pursuant to the Merger Agreement have not been registered under the Securities Act and securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of the Company.

Item 5.01.  Changes in Control of Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman; CEO Transition

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In addition, it is a condition to the closing of the Merger that David Jenkins enter into an Executive Chairman Agreement (as defined in the Merger Agreement) in form and substance satisfactory to Mr. Jenkins, pursuant to which, among other things, Mr. Jenkins will be appointed to the Board of Directors as Executive Chairman, and shall receive a base salary of $300,000. In addition, it is anticipated that the office of CEO will transition from Mr. McGuire to Mr. Jenkins at that time.  The Company shall file the Executive Chairman Agreement with the SEC once it has been finalized and executed by the parties.  The appointment and agreement remain subject to approval by Ra Medical’s corporate governance and compensation committees. It is expected that one, currently unidentified, director of Ra Medical will resign upon the closing of the Merger.

David A. Jenkins has spent most of his career as an entrepreneur in the medical device industry, and has established numerous companies including Catheter, where he currently serves as the CEO and as Chairman of Catheter’s Board. He served as Chairman and CEO of Arrhythmia Research Technology and oversaw the introduction to the market of Cardiolab, the first dual monitor, 32 channel electrophysiology recording system. This technology was later acquired by General Electric and continues to be sold into the marketplace today. Another of Mr. Jenkins’ companies, EP MedSystems, Inc., was sold to St. Jude Medical, Inc., now part of Abbott, for approximately $95.7 million in 2008. Mr. Jenkins also founded and served as the CEO of Transneuronix, Inc., a maker of implantable stimulators for the treatment of weight loss, which was later sold to Medtronic for $267 million in 2005. Mr. Jenkins holds a degree in accounting from the University of Kansas, and a master’s degree in business from the University of Texas, Austin.  He began his career in public accounting with the firm Coopers and Lybrand. Mr. Jenkins and his affiliates own over 19% of Catheter’s common stock as of the date hereof and over 98% of the Catheter Notes, as well as the Additional Debt.

Item 8.01 Other Events

On September 12, 2022, the Company and Catheter issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Merger and the transactions contemplated by the Merger Agreement, the Company is filing information for the purpose of supplementing and updating the risk factor disclosure contained under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022. The updated disclosures are set forth under “Risk Factors -- Risks Related to the Merger with Catheter Precision and – Risks Related to Our Evaluation of Strategic Alternatives for our Legacy Assets” and “Risk Factors – Risks Related to the Business of Catheter Precision” that are respectively filed herewith as Exhibit 99.7 and Exhibit 99.8 and are incorporated herein by reference.

The Company is also filing herewith (i) further information about Catheter’s standalone business, prospects, financial condition, results of operations and opportunities as described in “Catheter Precision – Summary Description of Business” included as Exhibit 99.2 and “Catheter Precision Management’s Discussion and Analysis” included as Exhibit 99.3; and (ii) the following financial statements: the Catheter Audited Financial Statements as of and for the  years ended December 31, 2021 and December 31, 2020; the Catheter Unaudited Financial Statements as of and for the periods ended June 30, 2022 and June 30, 2021; and the unaudited Pro Forma Financial Information as of June 30, 2022 and for the periods ended December 31, 2021 and June 30, 2022; which are respectively attached hereto as Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively, and incorporated herein by reference.

The unaudited pro forma combined financial information does not purport to represent the actual results of operations that the Company and Catheter would have achieved had the companies been combined during the periods presented in the unaudited pro forma combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Merger. The unaudited pro forma combined financial information does not reflect any potential cost savings that may be realized as a result of the Merger,  any restructuring or integration-related costs to achieve those potential cost savings, or the potential impact of financings that may take place after the date hereof in connection with meeting the Net Cash requirements of the Merger Agreement.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Catheter and the Company and may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction between Catheter and the Company, the Company will file a Proxy Statement with the SEC. This communication is not a substitute for the Proxy Statement or any other documents that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THESE DOCUMENTS (WHEN THEY ARE AVAILABLE) AND OTHER RELATED DOCUMENTS FILED WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV, ON RA MEDICAL’S INVESTOR RELATIONS WEB PAGE AT HTTPS://IR.RAMED.COM/.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Catheter, the Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 which was filed with the SEC on March 24, 2022, the Company’s definitive proxy statement for its annual meeting of stockholders filed on April 21, 2022, and in subsequent filings made by the Company with the SEC. OTHER INFORMATION REGARDING THE INTERESTS OF SUCH INDIVIDUALS, AS WELL AS INFORMATION REGARDING CATHETER’S DIRECTORS AND EXECUTIVE OFFICERS AND OTHER PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE PROPOSED TRANSACTION, WILL BE SET FORTH IN THE PROXY STATEMENT AND OTHER RELEVANT

MATERIALS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. YOU MAY OBTAIN FREE COPIES OF THESE DOCUMENTS AS DESCRIBED IN THE PRECEDING PARAGRAPH.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed Merger, future access to capital markets, and the plans and expectations of the combined company regarding Catheter Precision’s products, including its plans, strategies, projected timelines and estimated markets, for and/or related to VIVO and the Amigo and vessel closure devices described above. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, potential delays in consummating the Merger and the ability of the Company to timely and successfully achieve the anticipated benefits of the Merger, including the ability of the combined company to access the capital markets at such times and in such amounts, and on such terms, as needed to meet the Net Cash requirements of the Merger Agreement, execute its future business strategies and maintain its listing on the NYSE American or other national stock exchange, potential application of SEC and/or exchange “shell company” rules, and the ability of the combined company to successfully pursue its product lines in the manner and in the timeframe described here. The Merger Agreement contains certain closing conditions, including a minimum prevailing stock price for Ra Medical and Net Cash amount at closing, which do not constitute representations or covenants of either party, and are subject to waiver by the parties.  If Ra Medical’s stock price drops below certain levels, the amount of merger consideration, if any, received by Catheter stockholders will be adversely impacted. The parties have reserved the right to waive conditions to the closing of the Merger, including the stock price condition, and revise the Merger Agreement. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, Exhibits 99.7 and 99.8 attached hereto, and any prior or subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.  Important business and financial information about Catheter’s business and the related discussion and analysis of financial condition and results of operations of Catheter are described in “Catheter Precision Summary Business Description,” included as Exhibit 99.2, and “Catheter Precision Management’s Discussion and Analysis,” included as Exhibit 99.3.  This information should be read in conjunction with the Catheter Financial Statements and the pro forma financial statements for the combined company, which are also filed herewith as Exhibit 99.4, Exhibit 99.5, and Exhibit 99.6, respectively. Risks and uncertainties related to the Merger, Catheter, and the projections and estimates described above that may cause actual results to differ materially from those expressed or implied in any forward-looking statement are described in “Risk Factors -- Risks Related to the Merger with Catheter Precision and – Risks Related to Our Evaluation of Strategic Alternatives for our Legacy Assets,” and “Risk Factors – Risks Related to the Business of Catheter Precision,” which are filed herewith as Exhibit 99.7 and Exhibit 99.8, respectively. These documents can be accessed on the Company’s Investor Relations page at https://ir.ramed.com/ by clicking on the link titled “SEC Filings.” The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, and ongoing volatility in the stock markets and the U.S. economy in general. The extent to which the COVID-19 pandemic impacts the Company’s and Catheter’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

The forward-looking statements included in this communication are made only as of the date hereof. The Company and Catheter assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

The information in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

(d)     Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated September 9, 2022, by and among Ra Medical Systems, Inc., Rapid Merger Sub 1, Inc., Rapid Merger Sub 2, LLC, and Catheter Precision, Inc.
10.1	Form of Support Agreement, by and among the Company, Catheter, and directors, officers and certain stockholders of the Company
10.2	Form of Lock-Up Agreement, by and among the Company, Catheter, and directors, officers, certain stockholders of the Company and certain stockholders of Catheter
23.1	Consent of WithumSmith+Brown, PC
99.1	Press Release issued by Ra Medical, Inc. and Catheter Precision Inc., dated September 12, 2022
99.2	Catheter Precision Summary Description of Business
99.3	Catheter Precision Management’s Discussion and Analysis
99.4	Catheter Precision financial statements for the two year period ended December 31, 2021
99.5	Catheter Precision unaudited financial statements of Catheter for the period ended June 30, 2022
99.6	Unaudited pro forma combined financial information of the combined company as of June 30, 2022
99.7	Risk Factors -- Risks Related to the Merger with Catheter Precision and – Risks Related to Our Evaluation of Strategic Alternatives for our Legacy Assets
99.8	Risk Factors – Risks Related to the Business of Catheter Precision
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: September 9, 2022	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)